EXHIBIT 4.3


                               AMEREN CORPORATION

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                                  B Y - L A W S

                     AS AMENDED EFFECTIVE FEBRUARY 13, 2004

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                                    ARTICLE I
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                                  SHAREHOLDERS

     Section 1. The annual meeting of the shareholders of the Company shall be held on the fourth Tuesday of April in each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at the registered office of the Company in the City of St. Louis, State of Missouri, or on such other date and at such other place within or without the state of Missouri as may be stated in the notice of meeting, for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting.

     Section 2. Special meetings of the shareholders may be called only by the Chief Executive Officer or, if one has not been appointed, by the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies.

     Section 3. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote thereat, at his address as it appears, if at all, on the records of the Company. Such further notice shall be given by mail, publication or otherwise as may be required by law. Meetings may be held without notice if all the shareholders entitled to vote thereat are present or represented at the meeting, or if notice is waived by those not present or represented.

     Section 4. The holders of record of a majority of the shares of the capital stock of the Company issued and outstanding, entitled to vote thereat, present in person or represented by proxy, shall, except as otherwise provided by law, constitute a quorum at all meetings of the shareholders. If at any meeting there be no such quorum, such holders of a majority of the shares so present or represented may successively adjourn the meeting to a specified date not longer than ninety days after such adjournment, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as originally notified. The chairman of the meeting or a majority of shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum.

     Section 5. Meetings of the shareholders shall be presided over by the Chief Executive Officer or, if he is not present, or if one has not been appointed, by the Chairman of the Board of Directors or by the President or, if neither the Chairman nor the President is present, by such other officer of the Company as shall be selected for such purpose by the Board of Directors. The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary pro tem to be designated by the presiding officer shall act as secretary of the meeting.

     Section 6. At all meetings of the shareholders every holder of record of the shares of the capital stock of the Company, entitled to vote thereat, may vote either in person or by proxy.

     Section 7. At all elections for directors the voting shall be by written ballot. If the object of any meeting be to elect directors or to take a vote of the shareholders on any proposition of which notice shall have been given in the notice of the meeting, the person presiding at such meeting shall appoint not less than two persons, who are not directors, inspectors to receive and canvass the votes given at such meeting. Any inspector, before he shall enter on the duties of his office, shall take and subscribe an oath, in the manner provided by law, that he will execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

     Section 8. (a)(1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

     (2)(i) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting except in the case of candidates recommended by shareholders of more than 5% of the Company's Common Stock who may also submit nominations in accordance with the procedures in clause (ii) of paragraph (a)(2) of this By-Law; provided, however, that in the event that the date of the annual meeting


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is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (d) a signed statement by the nominee agreeing that, if elected, such nominee will (i) represent all Company shareholders in accordance with applicable law and these By-Laws, and (ii) comply with the Company's Corporate Compliance Policy.

     (ii) Shareholders or a group of shareholders who have owned more than 5% of the Company's Common Stock for at least one year as of the date the recommendation was made may recommend nominees for director to the Nominating and Corporate Governance Committee, provided that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, notice by the shareholder must be received by the Secretary of the Company not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including (i) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) the written consent of the shareholder(s) recommending the nominee to being


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identified in the Company's proxy statement); (b) as to the shareholder(s)
giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder(s), as they appear on the Company's books, and of such beneficial owner(s) and (ii) the number of shares of the Company's Common Stock which are owned beneficially and of record by such shareholder(s) and such beneficial owner(s) and information with respect to the holding period for such shares; and (c) a signed statement by the nominee agreeing that, if elected, such nominee will (i) represent all Company shareholders in accordance with applicable law and these By-Laws and (ii) comply with the Company's Corporate Compliance Policy.

     (3) Notwithstanding anything in the second sentence of paragraph (a)(2)(i) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     (b) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholder for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (a)(2)(i) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     (c)(1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in


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this By-Law. Except as otherwise provided by law, the Articles of Incorporation of the Company (such articles, as they may be amended and/or restated from time to time being referred to herein as the "Articles of Incorporation") or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.


                                   ARTICLE II
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                                    Directors

     Section 1. The property and business of the Company shall be controlled and managed by its Board of Directors. The number of directors to constitute the Board of Directors shall be fifteen; provided, however, that such number may be fixed by the Board of Directors, from time to time, at not less than a minimum of three nor more than a maximum of twenty-one (21) (subject to the rights of the holders of shares of Preferred Stock, if any, as set forth in the Articles of Incorporation). Except as otherwise provided in the Articles of Incorporation, the directors shall hold office until the next annual election and until their successors shall be elected and qualified. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the original meeting had a quorum been present.

     Section 2. Vacancies in the Board of Directors, including vacancies created by newly created directorships, shall be filled in the manner provided in the Articles of Incorporation, and, except as otherwise provided therein, the


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directors so elected shall hold office until their successors shall be elected and qualified.

     Section 3. Meetings of the Board of Directors shall be held at such time and place within or without the State of Missouri as may from time to time be fixed by resolution of the Board, or as may be stated in the notice of any meeting. Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. Special meetings of the Board may be held at any time upon call of the Chief Executive Officer or, if one has not been appointed, by the President, or by the Executive Committee, if one shall have been appointed, by oral, telephonic (including via telecopier) or written notice, duly given or sent or mailed to each director not less than two (2) days before any such meeting. The notice of any meeting of the Board need not specify the purposes thereof except as may be otherwise required by law. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting, in writing.

     Section 4. The Board of Directors, by the affirmative vote of a majority of the whole Board may appoint an Executive Committee, to consist of two or more directors as the Board may from time to time determine. The Executive Committee shall have and may exercise to the extent permitted by law, when the Board is not in session, all of the powers vested in the Board, except the power to fill vacancies in the Board, the power to fill vacancies in or to change the membership of said Committee, and the power to make or amend By-Laws of the Company. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum.

     Section 5. The Board of Directors may also appoint one or more other committees to consist of such number of the directors and to have such powers as the Board may from time to time determine. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.


                                   ARTICLE III
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                                    OFFICERS

     Section 1. As soon as is practicable after the election of directors at the annual meeting of shareholders, the Board of Directors shall elect one of its members President of the Company, and shall elect a Secretary. The Board may also elect from its members a Chairman of the Board of Directors (which office may be held by the President) and one or more Vice Chairmen of the Board of Directors. The Board shall designate either the Chairman, if any, or the President as the Chief Executive Officer of the Company. In addition, the Board may elect one or more Vice Presidents (any one or more of whom may be designated as Senior or Executive Vice Presidents), and a Treasurer, and from time to time


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may appoint such Assistant Secretaries, Assistant Treasurers and other officers, agents, and employees as it may deem proper. The offices of Secretary and Treasurer may be held by the same person, and a Vice President of the Company may also be either the Secretary or the Treasurer.

     Section 2. Between annual elections of officers, the Board of Directors may effect such changes in Company offices as it deems necessary or proper.

     Section 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Executive Committee. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board of Directors may from time to time prescribe.


                                   ARTICLE IV
                                   ----------

                                 INDEMNIFICATION

     Each person who now is or hereafter becomes a director (which term as used in this Article shall include an advisor to the Board of Directors), officer, employee or agent of the Company, or who now is or hereafter becomes a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, shall be entitled to indemnification as provided by law. Such right of indemnification shall include, but not be limited to, the following:

     Section 1. (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or


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suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) The Company shall further indemnify to the maximum extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (including appeals), whether civil, criminal, investigative (including private Company investigations), or administrative, including an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all expenses incurred by such person, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that the Company shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     (d) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (e) Any indemnification under this Section, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     (f) Where full and complete indemnification is prohibited by law or public policy, any person referred to in subsection (a) above who would otherwise be entitled to indemnification nevertheless shall be entitled to partial


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indemnification to the extent permitted by law and public policy. Furthermore, where full and complete indemnification is prohibited by law or public policy, any person referred to in this Section who would otherwise be entitled to indemnification nevertheless shall have a right of contribution to the extent permitted by law and public policy in cases where said party is held jointly or concurrently liable with the Company.

     Section 2. The indemnification provided by Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or By-Laws or any agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and the Company is hereby specifically authorized to provide such indemnification by any agreement, vote of shareholders or disinterested directors or otherwise. The indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 3. The Company is authorized to purchase and maintain insurance on behalf of, or provide another method or methods of assuring payment to, any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

     Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

     Section 5. If any provision or portion of this Article shall be held invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of all other provisions and portions not specifically held to be invalid, illegal or unenforceable, shall not be affected or impaired thereby and shall be construed according to the original intent, to the extent not precluded by applicable law.

     Section 6. For purposes of this Article:

     (a) References to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.


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     (b) The term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and the word "include" or "includes" shall be construed in its expansive sense and not as a limiter; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     Section 7. This Article may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a director, officer, employee or agent to obtain indemnification with respect to an action, suit, or proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal.


                                    ARTICLE V
                                    ---------

                              CERTIFICATES OF STOCK

     Section 1. The interest of each shareholder shall be evidenced by certificates for shares of stock of the Company, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Company shall be signed by the Chairman, if any, or the President or a Vice President (including Senior or Executive Vice Presidents) and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company and sealed with the seal of the Company and shall be countersigned and registered in such manner, if any, as the Board of Directors may from time to time prescribe. Any or all of the signatures on the certificate may be facsimile and the seal may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the person were an officer, transfer agent or registrar at the date of issue.

     Section 2. The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon surrender for cancellation of certificates for the same number of shares of the same class of stock, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require.

     Section 3. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or


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destroyed, except upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.


                                   ARTICLE VI
                                   ----------

                       CLOSING OF STOCK TRANSFER BOOKS OR
                               FIXING RECORD DATE

     The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the stock transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.


                                   ARTICLE VII
                                   -----------

                               CHECKS, NOTES, ETC.

     All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. The Board of Directors may authorize any such officer or agent to sign and, when the Company's seal is on the instrument, to attest any of the foregoing instruments by the use of a facsimile signature, engraved or printed or otherwise affixed thereto. In case any officer or agent who has signed or whose facsimile signature has been placed upon any such instrument for the payment of money shall have ceased to be such officer or agent before such instrument is issued, such instrument may nevertheless be issued by the Company with the same effect as if such officer or agent had not ceased to be such officer or agent at the date of its issue.

                                  ARTICLE VIII
                                  ------------

                                   FISCAL YEAR

     The fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of December following until otherwise changed by resolution of the Board, and the Board is authorized at any time by resolution to adopt and fix a different fiscal year for the Company.


                                   ARTICLE IX
                                   ----------

                                 CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the Company and the words "Corporate Seal, Missouri".


                                    ARTICLE X
                                    ---------

                                   AMENDMENTS

     The By-Laws of the Company may be made, altered, amended, or repealed by the Board of Directors.


                                   ARTICLE XI
                                   ----------

            Words used herein denoting a specific gender, shall be construed to include any other gender, as applicable in the context.


                                       12